                                  EXHIBIT 10.17

                                FOURTH AMENDMENT
                                       TO
                     THIRD AMENDED AND RESTATED CONSOLIDATED
               REPLACEMENT CREDIT FACILITY AND SECURITY AGREEMENT
               --------------------------------------------------

                  THIS FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CONSOLIDATED REPLACEMENT CREDIT FACILITY AND SECURITY AGREEMENT (this "Agreement") dated as of April 1, 2000, is entered into by and between INTERNATIONAL TOTAL SERVICES, INC., an Ohio corporation ("Borrower"), and BANK ONE, N.A., successor in interest by merger to BANK ONE, CLEVELAND, N.A., a national banking association, as agent bank for itself and for THE PROVIDENT BANK, an Ohio banking company (collectively, the "Lender").

                                   WITNESSETH
                                   ----------

                  WHEREAS, the Borrower and the Lender are parties to that certain Third Amended and Restated Consolidated Replacement Credit Facility and Security Agreement dated as of March 31, 1997, as amended by that certain First Amendment dated as of October 10, 1997, that certain Second Amendment dated as of December 16, 1998 and that certain Third Amendment dated as of September 14, 1999 (the "Loan Agreement"; all terms defined in the Loan Agreement being used herein shall have the same meanings), pursuant to which the Lender has agreed to make a $25,000,000 Revolving Loan to the Borrower until March 31, 2000, evidenced by a Second Amended and Restated Promissory Note dated September 14, 1999 and payable to the Lender, such Note being payable on March 31, 2000; and

                  WHEREAS, the Borrower and the Lender agreed to amend the Loan Agreement (i) to extend the maturity date of the Revolving Loan to April 1, 2001; and, (ii) to modify certain definitions in Section 1 of the Loan Agreement, to modify certain provisions of Section 2 of the Loan Agreement and to modify certain covenants in Section 8 of the Loan Agreement.

                  NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Lender agree as follows:

                                    AGREEMENT
                                    ---------

Section 1.        AMENDMENT OF LOAN AGREEMENT.

                  Except as expressly modified herein, all terms, conditions, definitions and provisions of the Third Amended and Restated Consolidated Replacement Credit Facility and Security Agreement and the First, Second and Third Amendment thereto, are in full force and effect.

                  1. The definitions of "Contract Rate" and "Notes" set forth in
Section 1 of the Agreement are, effective on the Effective Date (defined in Section 2 below), hereby amended and restated to read in their entirety as follows:

                           1. CONTRACT RATE - A fluctuating rate equal to
                  three-quarters of one percent (0.75%) above the Base Rate; provided, however, that if on or before December 31, 2000, the Borrower does not pay all Obligations to the Lender in full, then, retroactive to the Effective Date, it shall be a fluctuating rate equal to one and one-quarter percent (1.25%) above the Base Rate (which differential shall be due and payable to Lender on January 2, 2001), and from and after January 1, 2001, it shall be a fluctuating rate equal to one and one-half percent (1.50%) above the Base Rate.

                           2. NOTES - The Third Amended and Restated Replacement
                  Promissory Note (Revolving Loan) and any other promissory note or other instrument evidencing Borrower's obligation to repay any Obligations.

                  2. Subsections 2.3(A), (B) and (C) of the Loan Agreement are, effective on the Effective Date, amended and restated to read in their entirety as follows:

                           2.3 REVOLVING LOAN.

                                    (1) REVOLVING LOAN. Subject at all times to
                           the terms hereof, the Lender will, from and after April 1, 2000 and until April 1, 2001, make such loans to the Borrower as from time to time the Borrower requests (the "Revolving Loan") consisting of advances made by Lender against the value of Eligible Accounts-Domestic. Subject to the provisions of Subsection (B) of this Section 2.3, the aggregate unpaid principal of the Revolving Loan outstanding at any one time shall not exceed the lesser of: (a) the line of credit approved for Borrower, which is currently Twenty-Five Million Dollars ($25,000,000), less the face amount of all outstanding Letters of Credit issued by Lender for the account of Borrower; or, (b) eighty-five percent (85%) of the unpaid face amount of Eligible Accounts-Domestic (or such other percentages of Eligible Accounts-Domestic as may from time to time be fixed by the Lender upon notice to the Borrower), less the face amount of any outstanding Letters of Credit.

                           For the purposes of this agreement, the Borrower may include in its borrowing base certificate, as Eligible Accounts - Domestic, the anticipated tax refund for the year ending March 31, 2000, which is estimated to be $2,400,000. Upon filing by the Borrower, for the tax refund the Borrower shall use in the Borrowing Base Certificate the actual amount of the requested refund as determined or verified by their independent auditors.

                                    (2) PAYMENT. The Revolving Loan shall be due
                           and payable on April 1, 2001, and bear interest at the Contract Rate and shall otherwise be evidenced by, and repayable in accordance with, the Note, but, in the absence of such revolving promissory note, shall be evidenced by the Lender's record of disbursements and repayments.

                                    (3) The form of Borrower's Certificate
                           attached to the Loan Agreement as EXHIBIT A is, effective on the Effective Date, hereby deleted, and the form of Borrower's Base Certificate attached to this Agreement as EXHIBIT C is hereby substituted therefor.


Section 2.        EFFECTIVE DATE OF THE AGREEMENT.

                  The effective date of this Agreement ("Effective Date") shall be April 1, 2000 but Lender shall have no duty to fund until the date on which all conditions precedent have been satisfied, or waived by the Lender in writing.

Section 3.        CONDITIONS PRECEDENT.

                  Borrower hereby acknowledges and agrees that the effectiveness of this Agreement is conditioned upon the receipt by the Lender, on or prior to the date hereof, in form and substance satisfactory to the Lender and its counsel, of the following:

                  3. A certificate, dated as of the date hereof, signed by the Chief Executive Officer of Borrower certifying that:

                           1. As of such date, no Event of Default has occurred
                  and is continuing, and no event has occurred and is continuing that, with the giving of notice or passage of time, or both, would be an Event of Default; and

                           2. The representations and warranties of Borrower set
                  forth in Section 7 of the Loan Agreement are true and correct as of such date; and

                           3. Borrower is in compliance with all of the terms
                  and conditions set forth in the Loan Agreement on and as of such date.

                  4. A certificate, dated as of the date hereof, signed by the Secretary of Borrower certifying as follows:

                           1. Borrower's Articles of Incorporation and Code of
                  Regulations have not been modified or amended since June 17, 1997 (or certifying that true, correct and complete copies of all such modifications and amendments are attached thereto); and

                           2. Copies of resolutions of Borrower's Board of
                  Directors are attached thereto with respect to the approval of this Agreement and of the matters contemplated hereby and authorizing the execution, delivery and performance of this Agreement and each other document, instrument, agreement or note to be delivered pursuant hereto; and

                           3. As to the incumbency and signatures of the
                  officers of Borrower signing this Agreement and each other document, instrument, agreement or note to be delivered pursuant hereto.

                  5. The Third Amended and Restated Replacement Promissory Note (Revolving Loan) in the form of EXHIBIT A attached hereto, with all blanks completed, duly executed and delivered by Borrower to Lender.

                  6. An Acknowledgment, Consent and Agreement in the form of EXHIBIT B attached hereto, with all blanks completed, duly executed and delivered by the Guarantors to Lender as identified in Schedule 1 attached hereto.

                  7. The written opinion of counsel for Borrower as to the enforceability of this Agreement, the Loan Agreement, Note and each of the other Credit Documents and covering such other issues thereunder as requested by Lender and its counsel.

                  8. Such other documents, instruments, agreements and notes as the Lender may reasonably request to implement this Agreement and the transactions contemplated hereby and by the Loan Agreement.

Section 4.        WARRANTS.

                  Contemporaneously with the execution of this Agreement, the Borrower shall deliver to the Lender 300,000 warrants pursuant to the Common Stock Warrant Agreement attached as EXHIBIT D (collectively, the "Warrants"). The grant and delivery of the Warrants to the Lender is a material inducement for the Lender to enter into this Agreement.

Section 5.        FACILITY FEE.

                  Contemporaneously with the execution of this Agreement, Borrower shall pay to Lender a Facility Fee of $32,150.00.

Section 6.        COVENANTS AND CONTINUING AGREEMENTS.

                  A. Subsections 8.1(O), 8.1(P), 8.1(Q), and 8.2(F) of the Loan Agreement are, effective on the Effective Date, amended and restated to read in their entirety as follows:

                           (O) Maintain a Tangible Net Worth equal to or greater than (i), as of March 31, 2000, ($16,000,000), (ii), as of June 30, 2000, ($17,500,000), (iii), as of
                           September 30, 2000, ($18,200,000), (iv), as of
                           December 31, 2000, ($17,100,000), and (v), as of
                           March 31, 2001, ($16,100,000). Such Tangible Net
                           Worth is to be calculated each quarter in accordance with GAAP, based upon Borrower's quarterly financial statements, and maintain Stockholder Equity equal to or greater than (i) as of March 31, 2000, $16,000,000, (ii) as of June 30, 2000, $14,500,000,
                           (iii) as of September 30, 2000, $13,800,000,

                           (iv) as of December 31, 2000, $14,900,000, and (v) as
                           of March 31, 2001, $15,900,000.

                           (P) Maintain Debt Coverage (as defined below) (i), as of June 30, 2000, of not less than 3.0 to 1, (ii), as of September 30, 2000, of not less than 3.0 to 1,
                           (iii), as of December 31, 2000, of not less than 3.5 to 1, and (iv) as of March 31, 2001 of not less than
                           4.0 to 1. Debt Coverage, as such term is used in this
                           Section 8.1(P), means the ratio, measured on cumulative basis for fiscal year 2001 up to the date of measurement, of Borrower's (a)(i) net income plus
                           (ii) depreciation and amortization, plus (iii) net interest paid to Lender, plus (iv), the Borrower's estimated tax refund for the year ending March 31, 2000, less (b) the sum of (i) any dividends paid to Borrower's shareholders, plus (ii) purchases of treasury stock, plus (iii) Capital Expenditures, to the amount of all principal and interest payable to Lender, calculated quarterly in accordance with GAAP based upon Borrower's quarterly and fiscal year-end financial statements.

                           (Q) The covenants set forth in paragraph 8.1(Q) are hereby deleted.

                  B. Subsection 8.2(F) of the Loan Agreement is, effective on the Effective Date, amended and restated to read in its entirety as follows:

                           (F) Become or be liable in respect of any Guaranty except (i) by endorsement of instruments or items of payment in the ordinary course of business for deposit and collection, and (ii) the obligations on
                           Schedule 2 attached to the "Fourth Amendment to Third Amended and Restated Consolidated Replacement Credit Facility and Security Agreement" dated as of April 1, 2000, between Borrower and Lender.

Section 7.        TRUST AGREEMENT.

                  Section 11.1(D) of the Loan Agreement is, effective on the Effective Date, amended to add the following as the last sentence thereof:

                           For the purposes of this Section 11.1(D), the term "Material Agreement" includes that certain Voting Trust Agreement entered into between the Borrower, Robert Weitzel, H. Jeffrey Schwartz, J. Jeffrey Eakin, and John P. O'Brien.

Section 8.        REFERENCES.

                  On and after the Effective Date of this Agreement, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Loan Agreement, and in the Note to the "Loan Agreement", "thereof", or words of like import referring to the Loan Agreement, shall mean and refer to the Loan Agreement and shall be deemed to refer to the form of Borrowing Base Certificate attached hereto as EXHIBIT C. References to EXHIBIT C-1 in the definition of "Revolving Note" in the Loan Agreement shall be deemed to refer to the Note, a copy of which is attached hereto as EXHIBIT A. The Loan Agreement, as previously amended and as amended by this Agreement, and all Credit Documents are and shall continue to be in full force and effect and are hereby and in all respects ratified and confirmed. References to the Loan Agreement in the Note shall be deemed to include all amendments to the Loan Agreement whether specified in the Note or not.

Section 9.        APPLICABLE LAW.

                  This Agreement shall be deemed to be a contract under the laws of the State of Ohio, and for all purposes shall be construed in accordance with the laws of the State of Ohio.

Section 10.       RELEASE.

                  The Borrower hereby represents and warrants to the Lender, and agrees with the Lender, that it has no claim or offset against, or defense or counterclaim to, any Obligation or Indebtedness to the Lender under the Loan Agreement or other Credit Documents and, in consideration of this Agreement, the Borrower hereby releases and discharges the Lender and its shareholders, directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, demands, liability and causes of action whatsoever, now known or unknown, existing on the Effective Date and arising prior to the date hereof and arising out of or in any way related to Obligations, the Loan Agreement, this Agreement, or any security interest related thereto or the administration of the Revolving Loan or any other Indebtedness of Borrower, the Guarantors, or any Affiliate to the Lender.

Section 11.       COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any one of the parties hereto may execute this Agreement by signing any such counterpart.

                  IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

BANK ONE, N.A.                                INTERNATIONAL TOTAL SERVICES, INC.


By:  /s/ T. Steven Blake                      By: /s/ Mark D. Thompson
Name: T. Steven Blake                         Name:  Mark D. Thompson
Title: First Vice President, Managed Assets   Title: Chief Executive Officer

                                   SCHEDULE 1
                                   ----------

                               List of Guarantors
                               ------------------

Domestic
--------

                  Crown Technical Systems, Inc. (Ohio)

                  T.I.S. Incorporated (Texas)

                  Certified Investigative Services, Inc. (Texas)

                  I.T.S. of New York, Inc. (New York)

                  Selective Detective Services, Inc. (New Jersey)

Foreign
-------

                  International Total Services, Ltd. (United Kingdom)

                  International Transport Security, s.r.o. (Czech Republic)

                  International Transport Services, Ltd. (Thailand)

                                   SCHEDULE 2
                                   ----------

                                 Guarantied Debt
                                 ---------------

                  Frankfurter Sparkasse     444,700 DM

                    Dated: 7/7/99

                                    EXHIBIT A

 Form of Third Amended and Restated Replacement Promissory Note (Revolving Loan)
 -------------------------------------------------------------------------------


                                 [SEE ATTACHED]

                           THIRD AMENDED AND RESTATED
                           REPLACEMENT PROMISSORY NOTE
                                (Revolving Loan)

$25,000,000                                                     Cleveland, Ohio
                                                                  April 1, 2000


                  FOR VALUE RECEIVED, INTERNATIONAL TOTAL SERVICES, INC., a corporation organized under the laws of the State of Ohio (hereinafter referred to as the "Company"), promises to pay to the order of BANK ONE, N.A., successor by merger to BANK ONE, CLEVELAND, N.A. (hereinafter referred to as the "Bank"), the principal amount of Twenty-Five Million Dollars ($25,000,000), or such lesser amount as shall have from time to time been borrowed by the Company, on April 1, 2001, or sooner as hereinafter provided, with interest on the unpaid balance of said principal amount from the date hereof at the Contract Rate, as defined in the Agreement hereinafter referred to, which definition is hereby accepted by the Company, as the same may from time to time be established.

                  The Company agrees to pay interest on the unpaid principal amount outstanding of this Note in monthly installments, commencing on the 1st day of May, 2000 and continuing on the 1st day of each month thereafter. The unpaid balance of the principal amount outstanding and all accrued interest thereon shall be due and payable on April 1, 2001.

                  Payments of both principal of and interest on this Note shall be made in lawful money of the United States of America, at 600 Superior Avenue, Cleveland, Ohio 44114, or at such other place as the Bank or any subsequent holder hereof shall have designated to the Company in writing. Interest payable on this Note shall be computed on a three hundred sixty (360) day per year basis counting the actual number of days elapsed.

                  This Note, in part, evidences, but does not extinguish or satisfy, a pre-existing indebtedness of the Company to the Bank heretofore evidenced by a $25,000,000 Second Amended and Restated Replacement Promissory Note, a $30,000,000 Amended and Restated Replacement Promissory Note (Revolving
Loan) dated October 10, 1997 to the Bank, which note was issued in substitution for that certain $10,500,000 Replacement Promissory Note (Revolving Loan) dated March 31, 1997 to the Bank and is issued pursuant to and is entitled to the benefits of a Third Amended and Restated Consolidated Replacement Credit Facility and Security Agreement dated as of March 31, 1997, as amended by that certain First Amendment to Third Amended and Restated Consolidated Replacement Credit Facility and Security Agreement dated as of October 10, 1997, that certain Second Amendment to Third Amended and Restated Consolidated Replacement Credit Facility and Security Agreement dated as of December 16, 1998 and that certain Third Amendment to Third Amended and Restated Consolidated Replacement Credit Facility and Security Agreement dated September 1999, and a Fourth Amendment to Third Amended and Restated Consolidated Replacement Credit Facility and Security Agreement of even date herewith, each by and between the Company and the Bank (collectively, the "Agreement"), to which Agreement reference is hereby made for a statement of the rights and obligations of the Bank and the duties and obligations of the Company in relation thereto; but neither this reference to the Agreement nor any provisions thereof shall affect or impair the absolute and unconditional obligation of the Company to pay the principal of or interest on this Note when due.

                  The Company may prepay all or any portion of this Note at any time or times and in any amount only as provided in the Agreement.

                  In case an Event of Default, as defined in the Agreement, shall occur and be continuing beyond any applicable grace period, the principal of this Note may be declared immediately due and payable at the option of the Bank.

                  No delay on the part of any holder hereof in exercising any power or rights hereunder shall operate as a waiver of any power or rights. Any demand or notice hereunder to the Company may be made by delivering the same to the address last known to the Bank, or by mailing the same to such address, with the same effect as if delivered to the Company in person.

                  The Company hereby authorizes any attorney-at-law to appear in any court of record in the State of Ohio, or in any other state or territory of the United States, at any time or times after the above sum becomes due, and waive the issuance and service of process and confess judgment against it, in favor of any holder of this Note, for the amount then appearing due, together with the costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, it being understood that should any judgment be vacated for any reason, the foregoing warrant of attorney nevertheless may thereafter be used for obtaining an additional judgment or judgments.

                  "WARNING. BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE."

                  This Note is executed at Cleveland, Cuyahoga County, Ohio.


INTERNATIONAL TOTAL SERVICES, INC.


                                             By: /s/Mark D. Thompson
                                                 Its: Chief Executive Officer

                                    EXHIBIT B


                      Acknowledgment, Consent and Agreement
                      -------------------------------------


                                 [SEE ATTACHED]

                      ACKNOWLEDGMENT, CONSENT AND AGREEMENT
                      -------------------------------------

                  The undersigned each hereby acknowledges receipt of a copy of the Fourth Amendment to Third Amended and Restated Consolidated Replacement Credit Facility and Security Agreement dated as of April 1, 2000, by and between International Total Services, Inc. ("Borrower") and Bank One, N.A., successor by merger to Bank One, Cleveland, N.A. ("Bank One") and by executing this Acknowledgment, Consent and Agreement the undersigned each hereby agrees to remain bound by the terms and conditions of its respective Amended and Restated Replacement Guaranty Agreement, Guaranty Agreement, Amended and Restated Replacement Guarantor Security Agreement and Guarantor Security Agreement, as applicable, each dated as of August 11, 1995, executed and delivered to Bank One in connection with the Second Amended and Restated Replacement Credit Agreement dated as of August 11, 1995, as subsequently amended, and each other document hereafter executed in connection herewith or therewith by the undersigned.

Dated: April 1, 2000                      CROWN TECHNICAL SYSTEMS, INC.


                                          By: /s/Mark D. Thompson
                                              Title: Chairman of the Board

                                          T.I.S. INCORPORATED
                                          By: /s/ Mark D. Thompson
                                              Title: Chief Executive Officer

                                    EXHIBIT C


                           Borrowing Base Certificate
                           --------------------------


                                 [SEE ATTACHED]

                           BORROWING BASE CERTIFICATE
                           --------------------------


At the close of business on 0/00/00                  Report # 479
------------------------------------
                                                     Date     0/00

Collateral Status                                         Computation
-----------------                                        of Collateral
                                                         -------------

1.  Balance (Domestic A/R)                                    $0
2.  Less: Ineligible Collateral (Domestic)                    $0
                                                              --
3.  Eligible Collateral                                       $0
4.  Advance % rate                                            85%

TOTAL AVAILABILITY                                             0%
------------------                                            ==

5.  Available - Not To Exceed $25,000,000                     $0
6.  Less Reserves (Letters to Credit) #                       $0
7.  NET AVAILABLE TO BORROW                                   $0
                                                              ==

LOAN STATUS
-----------

8.  Previous Loan Balance                                     $0
9.  Less: Collections                                         $0
10. Add: Request for Funds                                    $0
            Wire Transfers                                    $0
            Other (interest, fees, etc.)                      $0
                                                              --
11. New Loan Balance                                          $0
                                                              --

12. Excess Available (Line 7-11)                              $0
                                                              ==

Borrower represents and warrants to Bank One, N.A. that all of the information presented above and accompanying this Certificate is true, complete and correct in every aspect as of the date hereof and has been computed in compliance with the terms of the Fourth Amendment to Third Amended and Restated Consolidated Replacement Credit Facility and Security Agreement dated 4/1/00, as amended, between Bank One, N.A., and International Total Services, Inc. (the "Credit Agreement"). In the event of any conflict between the terms of this Certificate and the Credit Agreement, the terms of the Credit Agreement shall control. Borrower further represents and warrants that as of the date hereof, after giving effect to any loan or advance requested by Borrower contemporaneously herewith, except as may have been otherwise expressly disclosed in writing by Borrower to and received by Bank One N.A., that; (I) no Event of Default under the terms of the Credit Facility, and no event which, but for a requirement of giving notice or passage of time, or both, would constitute such an Event of Default, has occurred or is continuing; (ii) each representation and warranty contained in the Credit Agreement and related documents are true and correct;
(iii) there has been no material adverse change in Borrower's financial position, operations or assets since the date of the latest financial statements of Borrower delivered to Bank One, N.A.; (iv) to the extent that any loan or advance requested contemporaneously herewith, or that is otherwise based upon this certificate, will be used, in whole or in part, for the payment of wages, Borrower has paid or deposited or is able to pay and intends to and shall make timely payment or deposit of all taxes required to be deducted and withheld from said wages; (v) all said wages incurred in the production of any inventory included in this Certificate have been paid or will be timely paid. Borrower acknowledges that Bank One is entitled to rely on this Certificate in making loans and advances to Borrower.

---------------------------------------- ------------------------------------- -------------------------------------

Borrower Name:                           Authorized Signature:                 Title:
International Total Services, Inc.                                             EVP
---------------------------------------- ------------------------------------- -------------------------------------
                                         Prepared By:                          Cash Mgmt. Dir.
                                         ------------------------------------- -------------------------------------

#Includes the reserve for Delta G-Max accounts and the FAA Fine Accrual.